AMENDMENT

This Amendment (“Amendment”) to the May 8, 2014 Agency Services Agreement between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and J.P. Morgan Exchange-Traded Fund Trust, severally and on behalf of each of the portfolios listed on Exhibit A, as amended (the “Principal Agreement”), is entered into on February 17, 2026 (the “Effective Date”) as approved by the Board on August [ ], 2026.

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which J.P. Morgan was appointed to provide certain agency services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Exhibit A of the Principal Agreement is hereby replaced in its entirety by Exhibit A to this Amendment (as attached).

(B)

As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date set out above.

J.P. Morgan Exchange-Traded Fund Trust

By:
Name:	Shannon M. Gaines
Title:	Assistant Treasurer

JPMorgan Chase Bank, N.A.

By:
Name:	Adam King
Title:	Executive Director

EXHIBIT A

Agency Services Agreement

List of Funds

(Approved by the Board on August [ ], 2026)

Name
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan BetaBuilders USD High Yield Corporate Bond ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan International Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan Active USD Emerging Markets Bond ETF
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF
JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF
JPMorgan Municipal ETF
JPMorgan Ultra-Short Municipal ETF
JPMorgan BetaBuilders U.S. Aggregate Bond ETF
JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan Core Plus Bond ETF
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
JPMorgan Equity Premium Income ETF
JPMorgan International Growth ETF
JPMorgan BetaBuilders U.S. Small Cap Equity ETF
JPMorgan Short Duration Core Plus ETF
JPMorgan ActiveBuilders Emerging Markets Equity ETF
JPMorgan Income ETF
JPMorgan Active Value ETF
JPMorgan Inflation Managed Bond ETF
JPMorgan International Research Enhanced Equity ETF
JPMorgan Small & Mid Cap Enhanced Equity ETF
JPMorgan Realty Income ETF
JPMorgan Nasdaq Equity Premium Income ETF
JPMorgan Active Growth ETF
JPMorgan Active China ETF
JPMorgan Active Small Cap Value ETF

Name
JPMorgan BetaBuilders Emerging Markets Equity ETF
JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF
JPMorgan High Yield Municipal ETF
JPMorgan Sustainable Municipal Income ETF
JPMorgan Limited Duration Bond ETF
JPMorgan Equity Focus ETF
JPMorgan Healthcare Leaders ETF
JPMorgan U.S. Tech Leaders ETF
JPMorgan International Value ETF
JPMorgan Global Select Equity ETF
JPMorgan Active Bond ETF
JPMorgan Hedged Equity Laddered Overlay ETF
JPMorgan Active Developing Markets Equity ETF
JPMorgan Fundamental Data Science Large Core ETF
JPMorgan Fundamental Data Science Mid Core ETF
JPMorgan Fundamental Data Science Small Core ETF
JPMorgan Dividend Leaders ETF
JPMorgan Active High Yield ETF
JPMorgan Flexible Income ETF
JPMorgan Nasdaq Hedged Equity Laddered Overlay ETF
JPMorgan U.S. Research Enhanced Large Cap ETF
JPMorgan International Hedged Equity Laddered Overlay ETF
JPMorgan Mortgage-Backed Securities ETF
JPMorgan Fundamental Data Science Large Value ETF
JPMorgan Flexible Debt ETF
JPMorgan Equity and Options Total Return ETF
JPMorgan 100% U.S. Treasury Securities Money Market ETF
JPMorgan International Dynamic ETF
JPMorgan California Tax Free Bond ETF
JPMorgan Equity Premium Yield ETF
JPMorgan Fundamental Data Science Large Growth ETF
JPMorgan Nasdaq Equity Premium Yield ETF
JPMorgan New York Tax Free Bond ETF
JPMorgan Preferred and Income Securities ETF
JPMorgan Managed Futures Plus ETF
JPMorgan U.S. Large Cap Value Plus ETF
JPMorgan U.S. Analyst Large Cap ETF
JPMorgan All Country Research Enhanced Equity ETF